Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.01 par value per share, of New Senior Investment Group Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 25, 2016

Levin Capital Trilogy Master Fund, Ltd.

By: LCS, LLC, its General Partner

By: /s/ John A. Levin
John A. Levin
Managing Member

Levcap Alternative Fund, L.P.

By: LCS Event Partners, LLC, its General Partner

By: /s/ John A. Levin
John A. Levin
Managing Member

Levin Capital Strategies, L.P.

By: /s/ John A. Levin
John A. Levin
Managing Member and Chief Executive Officer

LCS Event Partners, LLC

By: /s/ John A. Levin
John A. Levin
Managing Member

LCS, LLC

By: /s/ John A. Levin
John A. Levin
Managing Member

/s/ John A. Levin
John A. Levin